Exhibit 99.1

NEWS RELEASE

Contacts:	Trey Stolz,
VP Investor Relations
Basic Energy Services, Inc.
817-334-4100

BASIC ENERGY SERVICES ANNOUNCES
SHARE REPURCHASE PROGRAM

FORT WORTH, Texas - May 31, 2019 - Basic Energy Services, Inc. (NYSE: BAS) (“Basic” or the “Company”) announced today that its Board of Directors has authorized the repurchase of up to $5.0 million of its outstanding shares of common stock from time to time in open market or private transactions, at the Company’s discretion. This authorization expires on June 4, 2020. The timing and actual number of shares repurchased will depend on a variety of factors including the stock price, corporate and regulatory requirements and other market and economic conditions. The stock repurchase program may be suspended or discontinued as determined by the Board of Directors.
Commenting on the announcement, T. M. "Roe" Patterson, Basic’s President and Chief Executive Officer, said, “The Board’s authorization and our implementation of a stock repurchase program reflects our confidence in the long-term value of Basic’s market position and financial performance, which have been severely discounted due to current conditions in financial markets. We expect the stock repurchase program to be effected without drawing on our existing ABL credit facility, and we expect our year-end cash balance to be approximately $55 - $60 million and total liquidity of approximately $130 - $135 million in the event we fully utilize the current repurchase authorization by December 31, 2019.”
About Basic Energy Services

Basic Energy Services provides well site services essential to maintaining production from the oil and gas wells within its operating areas.  The Company's operations are managed regionally and are concentrated in major United States onshore oil-producing regions located in Texas, New Mexico, Oklahoma, Arkansas, Kansas, Louisiana, Wyoming, North Dakota, California and Colorado.  Our operations are focused in liquids-rich basins that have historically exhibited strong drilling and production economics in recent years.  Specifically, we have a significant presence in the Permian Basin, Powder River Basin, SCOOP/STACK, Denver-Julesburg Basin, and the Bakken and Eagle Ford shales.  We provide our services to a diverse group of over 2,000 oil and gas companies.  Additional information on Basic Energy Services is available on the Company's website at www.basicenergyservices.com.
Safe Harbor Statement

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and reflect Basic’s current views about future events. The words "believe," "estimate," "expect," "anticipate," "project," "intend," "seek," "could," "should," "may," "potential" and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Although Basic believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions and estimates, certain risks and uncertainties could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release and the presentation. These risks and uncertainties include, without limitation, our ability to successfully execute, manage and integrate acquisitions, reductions in our customers’ capital budgets, our own capital budget, limitations on the

Exhibit 99.1

availability of capital or higher costs of capital and volatility in commodity prices for crude oil and natural gas. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that the transactions will be consummated or that anticipated future results will be achieved. Any forward-looking statement speaks only as of the date on which such statement is made and Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise, except as required by applicable law.

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